Exhibit 99.1

ITEM 6. Selected Financial Data

 On March 4, 2015, Landmark Infrastructure Operating Company LLC (“OpCo”), a wholly owned subsidiary of the Partnership, completed its acquisition of 81 tenant sites and related real property interests (the “Acquired Assets”), consisting of 41 wireless communication, 39 outdoor advertising and one renewable power sites, from Landmark Infrastructure Holding Company LLC (“HoldCo”), a wholly owned subsidiary of Landmark, in exchange for cash consideration of $25,205,000 (the “Drop-down”). The Drop-down is deemed to be a transaction between entities under common control, which, under applicable accounting guidelines, requires the assets and liabilities to be transferred at Landmark’s historical cost, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the accompanying financial statements and related notes have been retroactively adjusted to include the historical results and financial position of the Acquired Assets prior to March 4, 2015.

The following table includes selected financial data of Landmark Infrastructure Partners LP and our Predecessor for the years and as of the dates indicated. The following tables should be read together with Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and our consolidated and combined financial statements and accompanying notes in Exhibit 99.3,  Audited Consolidated and Combined Financial Statements of Landmark Infrastructure Partners LP included in our current report on Form 8-K,  filed with the Securities and Exchange Commission on May 11, 2015.

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)
Statement of Income Data:
Revenue
Rental revenue	$13,700,487	$11,901,376	$6,428,014
Interest income on receivables	709,030	742,185	356,348
Total revenue	14,409,517	12,643,561	6,784,362
Expenses
Management fees to affiliate	362,495	370,625	209,091
Property operating	24,720	6,454	26,267
General and administrative	816,798	722,028	191,293
Acquisition-related	147,150	318,600	727,158
Amortization	3,556,911	3,229,377	1,435,855
Impairments	258,834	1,005,478	183,271
Total expenses	5,166,908	5,652,562	2,772,935
Other income and expenses
Interest expense	(4,984,054)	(3,840,359)	(1,476,207)
Loss on early extinguishment of debt	(2,905,259)	—	—
Realized loss on derivatives	(213,181)	—	—
Unrealized gain (loss) on derivatives	(552,268)	1,279,176	(1,016,716)
Total other income and expenses	(8,654,762)	(2,561,183)	(2,492,923)
Net income	$587,847	$4,429,816	$1,518,504
Less: Net income attributable to Predecessor	3,286,195	4,429,816	1,518,504
Net loss attributable to partners	$(2,698,348)	$—	$—
Net income per limited partner unit (basic and diluted):
Common units	$(0.34)
Subordinated units	$(0.34)
Cash distribution declared per limited partner unit	$0.1344
Balance Sheet Data (End of Period):
Land and real property interests, before accumulated amortization	$188,208,053	$170,695,906	$139,604,253
Land and real property interests, after accumulated amortization	$182,334,854	$167,847,866	$139,542,258
Total assets	$200,253,059	$186,972,858	$182,423,518
Secured debt facilities	$74,000,000	$89,336,688	$67,301,683
Total liabilities	$83,292,429	$98,597,593	$75,438,963
Equity	$116,960,630	$88,375,265	$106,984,555
Statement of Cash Flow Data:
Cash flow provided by operating activities	$8,909,933	$8,302,510	$4,278,472
Cash flow used in investing activities	$(5,546,342)	$(27,809,401)	$(63,953,318)
Cash flow provided by (used in) financing activities	$(4,089,810)	$(4,703,919)	$84,764,424
Other Data:
Total number of leased tenant sites (end of period)(1)	754	675	502
EBITDA(2)	$9,128,812	$11,499,552	$4,430,566
Adjusted EBITDA(2)	$12,583,836	$10,961,494	$6,006,694
Distributable cash flow subsequent to the initial public offering	$1,182,212

(1)	Prior-period financial information and leased tenant site count has been retroactively adjusted for certain assets acquired on March 4, 2015.
(2)

For a definition of the non‑GAAP financial measure of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Selected Financial Data – Non‑GAAP Financial Measures.”

Non‑GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition‑related costs, unrealized and realized gain or loss on derivatives, loss on extinguishment of debt, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market lease intangibles, and the capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances. EBITDA, Adjusted EBITDA and distributable cash flow should not be considered an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income in accordance with GAAP, as presented in our combined financial statements.

EBITDA,  Adjusted EBITDA and distributable cash flow are non‑GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA , Adjusted EBITDA and distributable cash flow in this Annual Report on Form 10-K provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. Neither EBITDA, Adjusted EBITDA nor distributable cash flow should be considered an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider EBITDA, Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We use the term “distributable cash flow” to measure whether we have generated from our operations, or “earned,” a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

The following table sets forth a reconciliation of our pro forma and historical EBITDA and Adjusted EBITDA for the periods presented to net cash provided by operating activities and net income:

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$8,909,933	$8,302,510	$4,278,472
Unit-based compensation	(17,500)	—	—
Unrealized gain (loss) on derivatives	(552,268)	1,279,176	(1,016,716)
Loss on early extinguishment of debt	(2,905,259)	—	—
Amortization expense	(3,556,911)	(3,229,377)	(1,435,855)
Amortization of above- and below-market rents, net	539,539	430,909	224,311
Amortization of deferred loan costs	(864,318)	(751,352)	(254,454)
Receivables interest accretion	51,899	68,977	49,978
Impairments	(258,834)	(1,005,478)	(183,271)
Allowance for doubtful accounts and loan losses	(4,465)	(25,334)	(1,036)
Working capital changes	(753,969)	(640,215)	(142,925)
Net income	$587,847	$4,429,816	$1,518,504
Interest expense	4,984,054	3,840,359	1,476,207
Amortization expense	3,556,911	3,229,377	1,435,855
EBITDA	$9,128,812	$11,499,552	$4,430,566
Impairments	258,834	1,005,478	183,271
Acquisition-related	147,150	318,600	727,158
Unrealized (gain) loss on derivatives	552,268	(1,279,176)	1,016,716
Realized loss on derivatives	213,181	—	—
Loss on early extinguishment of debt	2,905,259	—	—
Unit-based compensation	17,500	—	—
Straight line rent adjustments	(111,978)	(152,051)	(126,706)
Amortization of above- and below-market rents, net	(539,539)	(430,909)	(224,311)
Deemed capital contribution due to cap on general and administrative expense reimbursement	12,349	—	—
Adjusted EBITDA	$12,583,836	$10,961,494	$6,006,694
Predecessor Adjusted EBITDA(1)	11,109,438	10,961,494	6,006,694
Adjusted EBITDA subsequent to initial public offering	$1,474,398	$—	$—
Cash interest expense	(292,186)
Distributable cash flow subsequent to initial public offering	$1,182,212

(1)	Prior-period financial information has been retroactively adjusted for certain assets acquired on March 4, 2015.